INVESTMENT AGREEMENT


      THIS INVESTMENT AGREEMENT is made and entered into as of the 31st day of March, 1998, by and between PREMIERE COMMUNICATIONS, INC., a Florida corporation ("Purchaser"), and DIGITEC 2000, INC., a Nevada corporation ("Company").

      WHEREAS, Purchaser is engaged in, among other things, the business of manufacturing and selling prepaid telephone cards; and

      WHEREAS, the Company is in the business of marketing and distributing prepaid telephone cards; and

      WHEREAS, Purchaser and the Company have established a distribution relationship, and the Company owes Purchaser an aggregate of $6,105,093.15 for prepaid telephone cards (the "Accounts Receivable"); and

      WHEREAS, the parties desire to establish a long-term supply relationship and believe that the mutual interest of both parties will be enhanced by the conversion of the Accounts Receivable into a long-term investment in the Company in the form of preferred stock of the Company;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AUTHORIZATION AND SALE OF THE SHARES.

      1.1 Sale of Shares. At the Closing (as defined below), the Company will sell to Purchaser 61,050 shares of its Series A Cumulative Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") for the purchase price set forth in Section 1.3 (the "Purchased Shares").

      1.2 Authorization of Shares. Before the Closing, (a) the Board of Directors of the Company will consent to the designation and authorization of 61,050 shares of Series A Preferred Stock (the "Consent"), and will authorize the filing with the Nevada Secretary of State of the Certificate of Designation of Series A Preferred Stock in the form attached hereto as Exhibit A (the "Certificate"), and (b) an authorized representative of the Company will file such Certificate with the Nevada Secretary of State.

      1.3 Purchase Price; Discharge of Accounts Receivable. In consideration for the issuance of the Purchased Shares to Purchaser in accordance with this Agreement, Purchaser agrees that the balance otherwise due and payable under the Accounts Receivable will be deemed paid in full and discharged at the Closing.

2. THE CLOSING; DELIVERIES.

      2.1 The Closing. The Closing of the transactions described in Article 1 (the "Closing") will be held on March 31, 1998, or at such other date as the parties may mutually agree (the "Closing Date").

      2.2 Deliveries at the Closing. At the Closing, the Company will execute and deliver to Purchaser (a) certificates registered in Purchaser's name representing the Purchased Shares; (b) certificate of Purchaser acknowledging payment in full of the Accounts Receivable by the Company; and (c) opinions from Patterson, Belknap, Webb & Tyler LLP and Gilbert McSwain, Esq., counsel to the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit B.

      2.3 Concurrent Payment of Accounts Receivable and Purchase of Purchased Shares. The parties agree that (i) the Accounts Receivable shall be deemed fully paid and satisfied, and (ii) the Purchased Shares shall be deemed issued, paid for and delivered, each concurrently at the Closing.

      2.4 Mutual Release. Upon the Closing, each of Purchaser and the Company shall be deemed to have fully released the other from all claims relating to or arising out of the prepaid telephone cards giving rise to the Accounts Receivable.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to Purchaser as follows:

      3.1 Organization; Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, and it is in good standing under such laws. The Company is qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business of the Company. The Company has the requisite power and authority (corporate or otherwise) to own and operate its properties and assets and to carry on its business as now conducted. The Company has previously delivered to Purchaser true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto. The Company has previously delivered to Purchaser true, correct and complete copies of the minutes and other similar records of the Company, which contain all records of meetings and all actions by the Board of Directors (including all committees thereof) and the shareholders.

      3.2 Authorization. The Company has full corporate power and authority to make, execute, and deliver this Agreement, to issue the Purchased Shares, and to perform its obligations hereunder and thereunder. The making, execution, and delivery of this Agreement, the issuance of the Purchased Shares by the Company, and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action of the Company.


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

      3.3 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 6,878,298 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), of which no shares are issued and outstanding. No other shares of Common Stock or Preferred Stock are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws, and are not subject to, nor were they issued in violation of, any preemptive rights. Upon adoption by the Board of Directors of the Company of the Consent and the filing of the Certificate, the authorized capital stock of the Company will include 61,050 shares of Preferred Stock, designated as Series A Preferred Stock. The Company is not a party to, nor does it have knowledge that any shareholders are parties to, any voting trust agreements or other contracts, agreements or arrangements restricting voting rights or transferability with respect to the issued and outstanding Common Stock.

            (b) There are no options, warrants, subscriptions, convertible debentures, securities convertible into the capital stock of the Company or other rights, commitments or any other similar agreements for the purchase of any securities of the Company other than (i) options to purchase a total of 1,157,500 shares of Common Stock issued to certain employees and directors of the Company, and (ii) warrants to purchase a total of 1,385,584 shares of Common Stock. The Company has also reserved for issuance up to 600,000 shares of Common Stock to be issued in the form of options to purchase Common Stock pursuant to the Company's 1997 Stock Incentive Plan.

      3.4 Investments; Subsidiaries. Except as set forth on Schedule 3.4, the Company does not own or control, directly or indirectly, any interest or investment in any corporation, partnership, association or other form of business entity.

      3.5 Validity of Stock. The Purchased Shares, when issued, sold and delivered, will be validly issued, fully paid and nonassessable, will be free of any and all liens or encumbrances, and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as provided herein and in the Articles of Incorporation of the Company. The Common Stock issuable upon conversion of the Purchased Shares has been duly and validly reserved, and neither it nor the issuance thereof is subject to any preemptive rights or rights of first refusal or redemption rights, and, upon issuance, it will be validly issued, fully paid and nonassessable.

      3.6 No Inconsistent Obligations. The execution, delivery and performance of this Agreement by the Company and the other agreements contemplated hereby, will not (i) result in a violation of its Articles of Incorporation, Bylaws or any applicable law, (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment to which the Company is a party, (iii) result in a violation of any order, writ, judgment, injunction, decree, ruling, consent agreement or award by any forum entered against the Company, or by which any of the assets of the Company are subject or bound, or (iv) result in the creation of any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind on the assets of the Company or the acceleration or creation of any liability.

      3.7 Financial Statements. The Company has delivered to Purchaser an audited balance sheet of the Company as at June 30, 1997, 1996 and 1995 (including the notes thereto), and the related statements of income and cash flows for the fiscal years then ended, together with the report thereon of BDO Seidman LLP, independent certified public accountants. Such financial statements and notes fairly present the financial condition and the results of operations and cash flows of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles ("GAAP"). Such financial statements are consistent with the books and records of the Company, and the books and records of the Company are maintained in accordance with GAAP and are true, correct and complete in all material respects.

      3.8 Litigation and Other Proceedings. Except as disclosed on Schedule 3.8, there are no actions, proceedings or investigations pending against the Company, its assets or shareholders (or any basis therefor or, to the knowledge of the Company, any threat thereof) that might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets or in any material impairment of the right or ability of the Company to carry on its business, or in any material liability on the part of the Company, and none that challenges the validity of this Agreement, or any action taken or to be taken in connection herewith or therewith.

      3.9 Registration Rights. Except as disclosed on Schedule 3.9, and as provided for in Article 6, the Company is not under any obligation to register any of its outstanding securities or any of its securities that may hereafter be issued pursuant to this or any other existing agreement.

      3.10 Governmental Consents. Except as provided by applicable securities laws, no consent, approval or authorization of, or registration, declaration, designation, qualification or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Purchased Shares by the Company, the issuance by the Company of the Common Stock issuable upon conversion of the Purchased Shares, or the consummation of any other transaction contemplated hereby and thereby.

      3.11 Compliance with Law. The Company is conducting its business in substantial compliance with all applicable statutes, ordinances, rules, regulations and orders. Further, the Company is not charged with, or to the knowledge of the Company, under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation. To the knowledge of the Company, the Company is not currently the subject of any


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

pending or threatened adverse proceeding by any regulatory authority having jurisdiction over its business, assets or operations.

      3.12 Securities Filings. Each registration statement, proxy statement, or report filed and not withdrawn by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, "Securities Filings"), did not, on the date of effectiveness in the case of each such registration statement, or on the later of the date of filing of each such report or any subsequent amendment thereof in the case of each such report, or on the date of mailing in the case of each such proxy or information statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed all documents required to be filed by it with the Commission pursuant to Sections 13 and 14(a) of the Exchange Act, and all such documents complied in all material respects as to form and substance with the applicable requirements of the federal securities law.

      3.13 Changes. Except as disclosed on Schedule 3.13, since June 30, 1997, there has not been:

            3.13.1 any change in the assets, liabilities, financial condition, or operations of the Company considered in the aggregate, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse;

            3.13.2 any change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

            3.13.3 any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

            3.13.4 any loans made by the Company to its employees, officers, or directors or members of their immediate families other than travel advances made in the ordinary course of business;

            3.13.5 any increases in the compensation of any of the Company's employees, officers or directors;

            3.13.6 any declaration or payment of any dividend or other distribution of the assets of the Company;

            3.13.7 any issuance or sale by the Company of any shares of Common Stock, Preferred Stock or other securities;

            3.13.8 any other event or condition of any character that has materially and adversely affected the business or prospects of the Company; or

            3.13.9 any agreement or commitment by the Company to do any of the things described in this Section 3.13.

      3.14 Full Disclosure. No representation or warranty by the Company in this Agreement or in any written statement or certificate furnished to Purchaser in connection with the transactions contemplated by this Agreement, contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact necessary to make the statements made not misleading in light of the circumstances under which they were made. There is no material fact known to the Company relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of the Company that has not been disclosed to Purchaser in writing by the Company.

4. PURCHASER REPRESENTATIONS.

      Purchaser represents and warrants to the Company as follows:

      4.1 Investment. Purchaser is acquiring the Purchased Shares for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. Purchaser understands that the Purchased Shares have not been, and that the Common Stock issuable on conversion of the Purchased Shares may not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions from the registration provisions of the Securities Act and that such laws may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated by the Commission under the Securities Act.

      4.2 Corporate Power. Purchaser has all requisite legal and corporate power and authority to enter into this Agreement, to purchase the Purchased Shares, and to carry out and perform its other obligations under the terms of this Agreement.

      4.3 Authorization. Purchaser has full corporate power and authority to make, execute, and deliver this Agreement and perform its obligations hereunder and the transactions contemplated hereby, and the making, execution, and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action of Purchaser.

      4.4 No Inconsistent Obligations. The execution, delivery and performance of this Agreement by Purchaser and the other agreements contemplated hereby, will not (i) result in a violation of its charter or certificate of incorporation or bylaws or any applicable laws, (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment to which Purchaser is a party,
(iii) result in a violation of any order, writ, judgment, injunction, decree, ruling, consent agreement or award by any forum entered against Purchaser, or by which any of the assets of Purchaser is subject or bound, or (iv) result in the creation of any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind on the assets of Purchaser or the acceleration or creation of any liability.

5. COVENANTS OF THE COMPANY.

      5.1 Basic Information and Access. Until all of the Purchased Shares have been redeemed or converted into Common Stock:

            5.1.1 Within ninety (90) days after each fiscal year, the Company will furnish to Purchaser audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year and audited consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by an independent public accounting firm of recognized national standing, or other independent accounting firm approved by the Company's Board of Directors.

            5.1.2 Within forty-five (45) days after the end of each fiscal quarter, the Company will furnish to Purchaser consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such quarter and for the current fiscal year to date, prepared in accordance with GAAP, with such statements certified by the chief financial officer of the Company as having been so prepared in accordance with GAAP.

      5.2 Reservation of Shares. The Company will reserve and keep available for issuance that number of authorized but unissued shares of Common Stock that is sufficient to permit the conversion of the Purchased Shares into Common Stock in accordance with the Certificate. All shares of Common Stock that are so issuable will, when issued upon conversion or exercise, be duly and validly issued and fully paid and non-assessable.

6. REGISTRATION RIGHTS.

      6.1 Certain Definitions. As used in this Article 6, in addition to the terms defined above, the following terms have the meanings set forth below:

      "Conversion Shares" means the shares of Common Stock that have actually been acquired by the holders of: (i) any of the Purchased Shares upon the conversion thereof pursuant to the Certificate; and (ii) any additional shares of Series A Preferred Stock or Common Stock issued with respect to the foregoing clause pursuant to any stock split, stock dividend, recapitalization or similar event, upon the conversion of such additional shares.


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

      "Holders" means Purchaser and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to
Section 6.10.

      "Other Shareholders" means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in a registration effected pursuant to this Agreement, and shall include only those persons identified on Schedule 3.9 hereto who currently are parties to the agreements identified thereon (and only with respect to those shares covered by such agreements on the date hereof, as adjusted for any stock splits or stock dividends) and such other Persons who have such rights pursuant to the terms of this Article 6.

      The terms "register," "registered" and "registration" refer to the effectiveness of a registration statement prepared and filed in compliance with the Securities Act.

      "Registrable Securities" means, as of any particular time, (i) all then-issued and outstanding Conversion Shares, and (ii) all shares of Common Stock issuable, yet not actually issued, upon conversion of the then-outstanding Purchased Shares and upon conversion of any additional shares of Series A Preferred Stock issued by virtue of such Purchased Shares pursuant to any stock split, stock dividend, recapitalization or similar event.

      "Registration Expenses" means all expenses incurred by the Company in complying with Sections 6.2 and 6.3, including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Company; reasonable fees and expenses of a single counsel for the selling Holders; state "blue sky" fees and expenses; and accountants' expenses, including without limitation any special audits or reviews incident to or required by any such registration; but excluding the compensation of regular employees of the Company, which will be paid by the Company.

      "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any other securities of the Company being sold in the same registration as the Registrable Securities by Other Shareholders.

      "Shares" means all Purchased Shares as issued and outstanding together with any shares of Series A Preferred Stock issued with respect to the foregoing upon any stock split, stock dividend, recapitalization or similar event.

      6.2 Current Registration. The Company shall cause the Registrable Securities to be covered by the S-1 Registration Statement to be filed by the Company with the Commission covering the registration of certain shares of Common Stock issuable upon the exercise of outstanding Warrants previously issued by the Company; provided , however, that such inclusion of the Registrable Shares will not be required if doing so would cause the Company to be unable to proceed with its proposed registration of the aforementioned other securities due to rules and regulations of the Commission. If such Registration Statement, covering the Registrable Securities, has not been declared effective by the Commission by June 30, 1998, then the Company will file with the Commission, and use its best efforts to obtain the prompt effectiveness of, a registration statement under the Securities Act to register for public sale all of the Registrable Securities so that such shares may be offered and sold by or for the account of the Purchaser from time to time as market conditions permit in the public markets or in privately negotiated transactions. Such Registration Statement shall be filed within 60 days of the written request of Purchaser which may be delivered at any time after the date of this Agreement. Either such Registration Statements shall remain effective with respect to the Registrable Securities for at least six months or, if earlier, until the Purchaser may sell all of the Registrable Securities pursuant to the terms of Rule 144(k) promulgated under the Securities Act.

      6.3 Company Registration.
          ---------------------

            6.3.1 Notice of Registration. If the Registrable Securities are not subject to an effective registration under Section 6.2 or otherwise, and the Company decides to register any of its securities in connection with an underwritten public offering of such securities solely for cash on a form that would permit the registration of the Registrable Securities (e.g., it will not include Form S-8 or any successor thereto), the Company will promptly give to each Holder written notice of such registration (a "Piggyback Registration"), which will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, and will include in such registration (and any related qualification under blue sky laws or other compliance), all the Registrable Securities specified in a written request or requests, made by any Holder or Holders within fifteen (15) days after receipt of such written notice from the Company, subject to the underwriter limitations, if any, described in Section
6.3.4. and prior registration rights listed in Schedule 3.9. The Company will have the right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Subsection 6.3.1 without any obligation or liability to any Holder.

            6.3.2 Number of Piggyback Registrations. Subject to the underwriter limitations described in Subsection 6.3.4, each Holder will be entitled to have its Registrable Securities included in two (2) Piggyback Registrations pursuant to this Section 6.3.

            6.3.3 Holdback by the Company. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 6.2 or pursuant to this Section 6.3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of one hundred eighty (180) days has elapsed from the effective date of such previous registration.

            6.3.4 Underwriting. (a) The right of any Holder to registration pursuant to Section 6.3.1 is conditioned upon such Holder's participation in the underwriting, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein, and will terminate as to each Holder upon the availability of Rule 144(k) to such Holder and such Holder holding not more than one percent (1%) of the outstanding Registrable Securities. All Holders proposing to distribute their securities through such underwriting will (together with the Company and Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

                  (b) Notwithstanding any other provision of this Section 6.3, if the underwriter reasonably determines that market factors require a limitation on the number of shares to be underwritten, the securities of the Company held by the Holders will first be excluded from such registration to the extent so required by such limitation and as required by the contractual obligations to the Other Shareholders existing as of the date hereof, and, to the extent additional shares need to be excluded in order to conform to such limitation, the securities requested by the Other Shareholders to be included, if any, will next be excluded. The Company will advise all holders of securities requesting registration as to the number of shares or securities that may be included in the registration and underwriting as allocated in the foregoing manner.

                  (c) If any Holder or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting will also be withdrawn from such registration.

      6.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement will be borne by the Company; and all Selling Expenses will be borne by the Holders and the Other Shareholders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that if any jurisdiction in which the securities will be qualified will require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the selling shareholders, then such expenses will be payable by the selling shareholders pro rata to the extent required by such jurisdiction.

      6.5 Registration Procedures. In the case of each registration effected by the Company under this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to its completion. At its expense, the Company will use its best efforts to:

            6.5.1 keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first;

            6.5.2 furnish the number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and


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

            6.5.3 cause all Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation service on which similar securities of the Company are listed.

      6.6 Indemnification.
          ----------------

            6.6.1 With respect to each Holder whose securities have been registered under this Agreement, the Company will indemnify such Holder, each of such Holder's officers, directors and partners, and each person "Controlling" (as defined by the Securities Act) such Holder and each of such Controlling person's officers, directors and partners, and will also indemnify each underwriter, if any, and each person who Controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder and each person Controlling such Holder, and each of such Controlling person's officers, directors and partners, each of its officers, directors and partners, each such underwriter, and each person who controls such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any claim, loss, damage, liability or expense arises out of or is based upon written information furnished to the Company in an instrument duly executed by the Holder or underwriter seeking to be indemnified, where such information is stated to be specifically for use in such prospectus, offering circular or related document.

            6.6.2 Each Holder and Other Shareholder will, if securities held by him or it are included among the securities as to which the registration is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Company's securities covered by the registration statement, each person who Controls the Company or such underwriter, and each other such Holder and Other Shareholder and each of such Controlling person's officers, directors and partners, and each person Controlling such Holder or Other Shareholder and each of such Controlling person's officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters and Control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder specifically for use therein; provided, however, that the obligations of such Holder or Other Shareholder hereunder will be limited to an amount equal to the proceeds to such Holder or Other Shareholder of securities sold as contemplated herein.

            6.6.3 Each party entitled to indemnification under this Section 6.6 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or any litigation resulting therefrom, will be approved by the Indemnified Party (whose approval will not be withheld unreasonably), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein will relieve the Indemnifying Party of its obligations under this Section 6.6 only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and such failure will not relieve the Indemnifying Party of any liability that he or it may have to any Indemnified Party otherwise than under this Section 6.6. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

            6.6.4 If the indemnification provided for in this Section 6.6 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any loss, claim, damage, liability, or action in respect thereof referred to herein, then each Indemnifying Party shall (in lieu of indemnifying such Indemnified Party) contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability, or action in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and each Holder and Other Shareholder, on the other, in connection with the statements or omissions that resulted in such loss, claim, damage, liability, or action as well as any other relevant equitable considerations, including any failure to give in a timely manner any notice required under
Section 6.6.3. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or omission or alleged omission of a material fact relates to information supplied by the Company, on the one hand, or the Holders or Other Shareholders, on the other hand, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each Holder or Other Shareholder agree that it would not be just and equitable if contributions pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation that did not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability, or action in respect thereof referred to in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of fraudulent misrepresentation.

      6.7 Information by Holders and Other Shareholders. Each Holder or Other Shareholder of securities included in any registration will furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may request in writing and as will be required in connection with any registration, qualification or compliance referred to in this Agreement.

      6.8 [INTENTIONALLY OMITTED]

      6.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company will, while any Holder owns any Registrable Securities:

            6.9.1 at all times, make and keep public information available as those terms are understood and defined in Rule 144 promulgated by the Commission under the Securities Act ("Rule 144");

            6.9.2 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            6.9.3 furnish to each Holder, upon request, (a) a written statement describing its compliance with the reporting requirements of Rule 144 and of the Securities Act, if applicable, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents so filed by the Company as such Holder may reasonably request in connection with any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

      6.10 Transfer of Registration Rights. The right to cause the Company to register securities of the Company under Sections 6.2 and 6.3 may be assigned by any Holder to any transferee of Registrable Securities together with the securities being transferred, provided that the Company is given written notice, at the time or within a reasonable time after such transfer, stating the name and address of the transferee and identifying the securities with respect to which the registration rights are being assigned. No such assignment will be effective unless the transferee will be required, as a condition to such transfer, to agree in writing that he or it will receive and hold such securities subject to the provisions of this Article 6.

      6.11 "Market Stand-Off" Agreement. If requested by the Company, upon the recommendation of the Board of Directors of the Company and an underwriter of Common Stock (or other securities) of the Company, the Holders will not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by them during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that: (a) such agreement will apply only with respect to an underwritten offering (whether such offering was initiated by the Company or the Initiating Holders); and (b) Other Shareholders selling securities pursuant to such registration statement and all officers and directors of the Company enter into similar agreements. Such agreement will be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said ninety (90) day period.

      6.12 Standstill. Until the second (2nd) anniversary of the Closing, the Purchaser agrees that it will not, and will not assist or encourage others to, directly or indirectly, without the prior written approval of the Company's Board of Directors, acquire or agree to acquire beneficial ownership (as defined in Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended) of any of the Company's securities or rights or options to acquire such ownership.

7. ADDITIONAL RIGHTS

      7.1 Telecommunications Services. At any time from the date of this Agreement through the earlier of the seventh anniversary of the date of this Agreement or the redemption or conversion of all of the Series A Preferred Stock held by Purchaser, but in any event for at least three (3) years from the Closing, if the Company or any of its subsidiaries determines that it will require telecommunications services with respect to the offering of any prepaid or other telephone calling card, the Company will and will cause any such subsidiary to notify Purchaser of the existence of any other telecommunications services arrangement it proposes to enter into and the terms and conditions thereof with respect to such offering and grant to Purchaser a right of first refusal with respect to providing such telecommunications services on the same or better terms and subject to the same conditions contained in such other arrangement, and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such alternative arrangement), Purchaser will have five (5) days thereafter in which to agree to provide all of the telecommunications services on the same terms and conditions.

      7.2 Transmission Services. At any time from the date of this Agreement through the earlier of the seventh anniversary of the date of this Agreement or the redemption or conversion of all of the Series A Preferred Stock held by Purchaser, but in any event for at least three years from the Closing, the Company agrees to use its best efforts to have Purchaser designated as a "TEC Affiliate" such that Purchaser will receive the best available pricing terms offered by TEC. In the event that Purchaser is not so designated, the Company agrees to sell to Purchaser transmission services provided to it by TEC (to the extent not used by the Company for its own operations) at a price equal to the Company's actual payments to TEC for such services plus two percent (2%) of such total cost.

      7.3 Card Distribution. Until the earlier of the seventh anniversary of the date of this Agreement or the redemption or conversion of all of the Series A Preferred Stock held by Purchaser, but in any event for at least three (3) years from the Closing, Purchaser will refer to the Company all opportunities to distribute prepaid phone cards which the Purchaser elects in its discretion not to pursue directly or indirectly.

8. MISCELLANEOUS.

      8.1 Governing Law. This Agreement is made under, and will be governed by and construed and enforced in accordance with, the substantive laws of the State of Georgia without regard to its conflict of law rules.

      8.2 Waiver of Right to Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      8.3 Entire Agreement; Amendment. This Agreement, and the transactions contemplated hereby, constitute the full and entire understanding and agreement among the parties with regard to the subject hereof. This Agreement may not be amended, waived, discharged or terminated orally, but only by a written instrument signed by the holders of at least a majority of the shares of Series A Preferred Stock then issued and outstanding and any shares of Common Stock into which any shares of Series A Preferred Stock have been converted (as well as any shares issued with respect to the same upon any stock split, stock dividend, recapitalization or similar event) and a representative of the Company so authorized by its Board of Directors.

      8.4 Survival. The representations, warranties, covenants and agreements made herein will survive any investigation made by Purchaser and the Closing of the transactions contemplated hereby.

      8.5 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither the Company nor Purchaser may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other party. The Company acknowledges and agrees that Purchaser may transfer or assign the Purchased Shares to one or more affiliates.

      8.6 Notices. All notices required or permitted hereunder will be in writing, and will be deemed to be delivered and received (a) if personally delivered or, if delivered by telegram, facsimile, or courier service, when actually received by the party to whom notice is sent (or upon confirmation of receipt received by the sender), or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

              (a)     if to Purchaser, at

                           Premiere Communications, Inc.
                           3399 Peachtree Road, N.E.
                           The Lenox Building
                           Suite 600
                           Atlanta, Georgia  30326
                           Attn:  Patrick G. Jones, Esq.
                           Facsimile No.:  (404) 262-8540

              (b)     if to the Company, at

                           Digitec 2000, Inc.
                           8 West 38th Street
                           5th Floor
                           New York, New York  10018
                           Attn:  Frank Magliato
                           Facsimile No. (212) 944-2829

      8.7 Agent's Fees. Each party (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement (except as disclosed to the other party hereto as of the date hereof), and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

      8.8 Expenses. The Company and Purchaser will bear their own respective expenses and legal fees (and expenses and disbursements of their respective legal counsel) incurred with respect to this Agreement and the transactions contemplated hereby.

      8.9 Construction of Certain Terms. Wherever the words "including," "include" or "includes" are used in this Agreement, they will be deemed followed by the words "without limitation." References to any gender will be deemed to mean any gender. All references herein to the Company's knowledge or awareness will mean the knowledge of officers and key employees of the Company.

      8.10 Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The headings set out herein are for convenience of reference only and will not be deemed a part of this Agreement.

      8.11 Further Assurances. Each party hereby agrees that it will, from time to time, whether before or after the Closing, at the other party's reasonable and good faith request and without further consideration, execute and deliver such further and other transfers, assignments and documents and do all matters and things that may be necessary or convenient to more effectively and completely carry out the intentions of this Agreement.

      8.12 Legends. In addition to any legends required by the Securities Act or any applicable state securities laws, the Company will place the following legend on the front or back of each certificate evidencing ownership of shares of Series A Preferred Stock:

            The Corporation will furnish without charge to each shareholder who so requests a statement of the designations, relative rights, preferences and limitations applicable to each class, and series within a class, of capital stock of the Corporation and the variations in rights, preferences and limitations applicable to each series (and the authority of the Corporation's board of directors to determine variations for future series).

The Company will place legends on each certificate evidencing ownership of shares of Common Stock into which the shares of Series A Preferred Stock are convertible identical to those initially placed on the certificates for Series A Preferred Stock relating to the Securities Act and all applicable state securities laws.

      8.13 [INTENTIONALLY OMITTED]

      8.14 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power, or remedy accruing to either party hereto as a result of any breach or default hereunder by any other party hereto will impair any such right, power, or remedy, nor will it be construed, deemed, or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed, or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver. Each parties' remedies, either under this Agreement, or by law or otherwise afforded to the parties hereto, will be cumulative and not alternative.

      8.15 Time. Time is of the essence in the performance of this Agreement in all respects.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above-written.

                                        COMPANY:

                                        DIGITEC 2000, INC.


                                        By: /s/ Frank C. Magliato
                                            -------------------------------
                                        Name: Frank C. Magliato
                                              -----------------------------
                                        Title: President
                                               ----------------------------


                                        PURCHASER:

                          PREMIERE COMMUNICATIONS, INC.


                                        By: /s/ Patrick G. Jones
                                            -------------------------------
                                        Name: Patrick G. Jones
                                              -----------------------------
                                        Title: Senior Vice-President
                                               ----------------------------